SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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[ ]       Preliminary Information Statement

          Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]       Definitive Information Statement


                                TWIN LAKES, INC.
                                ----------------
                (Name of Registrant as Specified In Its Charter)

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                                TWIN LAKES, INC.
                                47 SCHOOL STREET
                            CHATHAM, NEW JERSEY 07928
                                 (973) 635-4047

                                December 20, 2005


Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $.001 per share (the "Common Stock"), of TWIN LAKES, INC. (the "Company"). We are sending you this Information Statement to inform you that on November 30, 2005, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company's Articles of Incorporation to effect a reverse stock split of the Company's common stock. Thereafter, on December 1, 2005, pursuant to the By-Laws of the Company and Nevada General Corporation Law Section 78.320, certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 2,940,000 shares of Common Stock, representing approximately 85% of the total issued and outstanding shares of the Company's Common Stock, adopted a resolution to authorize the Board of Directors, in its sole discretion, to effect a reverse split of the Company's Common Stock based upon a ratio of not less than one-for-one and one half nor more than one-for-ten shares at any time prior to November 30th, 2006. In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

The Board of Directors believes that the proposed reverse stock split is beneficial to the Company because it provides the Company with the flexibility it needs to attract a transaction consistent with its business plan.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO
                                SEND US A PROXY.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about December 21, 2005 to stockholders of record on December 20, 2005 (the "Record Date").

                                    /s/ Arnold Kling
                                    -------------------------------
                                    Arnold Kling, Chief Executive Officer

                                TWIN LAKES, INC.
                                47 SCHOOL STREET
                            CHATHAM, NEW JERSEY 07928
                                 (973) 635-4047

                       -----------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER

                       -----------------------------------


        NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED
                 IN CONNECTION WITH THIS INFORMATION STATEMENT.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Nevada General Corporation Law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Nevada General Corporation Law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000.00 will be paid by the Company.

BACKGROUND

Since the Company's inception in January 2000, the Company's business plan has consisted of exploring potential targets for a business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction. In order to facilitate such a transaction, the Company's Board of Directors requires the flexibility to adjust the number of issued and outstanding shares of the Company's common stock to meet the requirements of any such transaction. The Board of Directors believes that it is in the best interest of the Company's stockholders and the Company for the Board to have the authority to effect a reverse stock split of the Company's common shares in order to make the Company more attractive for a potential business combination. The Board of Directors believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the flexibility to best achieve the desired results of the reverse stock split. The Board of Directors would effect a reverse stock split only upon its determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio within the range approved by the stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company's stockholders. The Company presently has no specific plans to issue any shares of its common stock after effectuating the reverse stock split.


CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMPANY'S COMMON STOCK (THE AGGREGATE VALUE OF ALL COMPANY COMMON STOCK) AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT.

IF THE REVERSE STOCK SPLIT IS EFFECTED, THE RESULTING TOTAL MARKET CAPITALIZATION MAY NOT ATTRACT OR SATISFY POTENTIAL ACQUISITION TARGETS AND THERE IS NO GUARANTEE THAT ANY TRANSACTION WILL BE EFFECTED.

IMPACT OF THE PROPOSED REVERSE STOCK SPLIT IF IMPLEMENTED

If approved and effected, the reverse stock split will be realized simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company. In addition, the reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power. However, because the number of authorized shares of the Company's common stock will not be reduced, the reverse stock split will increase the Board of Directors' ability to issue authorized and unissued shares without further stockholder action.

The principal effect of the reverse stock split will be that:


o the number of shares of the Company's common stock issued and outstanding will be reduced from 3,460,000 shares to a range of approximately 2,306,667 to 346,000 shares, depending on the reverse stock split ratio determined by the Board of Directors;

o the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into the Company's common stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors; and

o based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL STOCKHOLDERS

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. All post-split shareholdings will be rounded to the nearest full share.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

Upon a reverse stock split, we intend to treat stockholders holding the Company's common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. To those registered stockholders who do not yet hold their shares in certificate form, new stock certificates will be issued and delivered to you as soon as practical.

POTENTIAL ANTI-TAKEOVER EFFECT

The reverse stock split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not in response to any effort of which we are aware to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board and stockholders.


          STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AUTHORIZED SHARES

The reverse stock split would affect all issued and outstanding shares of the Company's common stock and outstanding rights to acquire the Company's common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company's common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of December 1, 2005, we had 40,000,000 shares of authorized common stock and 3,460,000 shares of common stock issued and outstanding, and 8,000,000 authorized shares of preferred stock, of which none are issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of the Company's common stock will be diluted.

ACCOUNTING MATTERS

The reverse stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Company's common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

If the Board of Directors decides to implement the reverse stock split at any time prior to November 30, 2006, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this Information Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

NO APPRAISAL RIGHTS

Under the General Corporation Law of the State of Nevada, the Company's stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of December 1, 2005, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below assume that the shares issuable upon exercise of the Company's Class A Warrants owned by the holder listed below have been converted into share of the Company's common stock. Accordingly, the calculations assume that 4,460,000 are outstanding (comprised of the 3,460,000 shares currently outstanding and 1,000,000 shares issuable upon exercise of the Class A Warrants).
                                                               Percentage of
Name and Address of                Number of Shares               Shares
Beneficial Owner                Beneficially Owned (1)(2)    Beneficially Owned
-------------------             -------------------------    -------------------

Turquoise Partners, LLC                3,940,000                    88.3%
c/o Arnold P. Kling, Esq.
712 Fifth Avenue - 11th Floor
New York, New York 10019

Kirk M. Warshaw                          300,000 (3)                 6.7%
47 School Avenue
Chatham, New Jersey 07928

Officers and Directors
as a group (2 persons)                 4,240,000                      95%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(2) Based upon 3,460,000 shares issued and outstanding as of the date of this filing and up to 1,000,000 shares issuable upon exercise of Class A Warrants held by Turquoise Partners, LLC. Arnold Kling, the Company's sole director and Chief Executive Officer is also the Managing Member of Turquoise Partners, LLC and therefore is the beneficial owner of the shares held by this entity.

(3)      Mr Warshaw is the Company's Chief Financial Officer.

           INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS
                                TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

If you have any questions regarding this information statement, please contact:

Kirk Warshaw, CFO
47 School Street
Chatham, New Jersey 07928
(973) 635-4047

   BY ORDER OF THE BOARD OF DIRECTORS OF TWIN LAKES, INC.

                                    EXHIBIT A

                                 STATE OF NEVADA
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                TWIN LAKES, INC.

Twin Lakes, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the "Corporation"), does hereby certify the following:

FIRST: The Articles of Incorporation is hereby amended by inserting the following three new paragraphs following the current text of Article THIRD:

            Upon the filing of this amendment with the office of the Secretary of State of the State of Nevada (the "Effective Date"), each [number determined by the Corporation's Board of Directors] shares of Common Stock then issued, which are the only voting securities of the Corporation issued and outstanding, shall be automatically reclassified into one share of Common Stock. No fractional interests in shares shall be issued, nor shall any stockholder be entitled to any cash compensation for any fractional interests after such reclassification.

            From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. The par value of a Share of Common Stock shall remain unchanged after the reverse Stock Split at $0.001 per share.

            From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.

SECOND: The Corporation's directors took action to authorize this amendment pursuant to authority granted by certain principal stockholders of the Corporation pursuant to the By-Laws of the Company and Section 78.320 of the General Corporation Law of the State of Nevada. The resolutions adopted by the Board of Directors which set forth the foregoing amendment, declared that this amendment is advisable and consistent with the authority granted by the Corporation's stockholders.

THIRD: In accordance with Section 78.390 of the General Corporation Law of the State of Nevada, a majority of outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

FOURTH: The foregoing amendment has been duly adopted in accordance Section
78.390 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, Twin Lakes, Inc. has caused this Certificate of Amendment to be signed and executed in its name and behalf by its duly authorized Chief Executive Officer in accordance with provisions of the General Corporation Law of the State of Nevada.

DATED: _______________, 2006

                                     TWIN LAKES, INC.

                                     By: _____________________________________
                                         Arnold Kling, Chief Executive Officer